Exhibit 32.1

MTS SYSTEMS CORPORATION
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Sidney W. Emery Jr., the Chief Executive Officer of MTS Systems Corporation (the “Company”), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 (the “Report”).

The undersigned hereby certifies that:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: December 12, 2003

/s/ Sidney W. Emery Jr.

Sidney W. Emery Jr. Chief Executive Officer